Consent of Independent Accountants

            We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 3, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of The Marsico Investment Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
January 25, 2000